SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2016

CENTRAL VALLEY COMMUNITY BANCORP
(Exact Name of Registrant as Specified in Charter)

California	000-31977	77-0539125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 N. Financial Drive, Suite 101, Fresno, California	93720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (559) 298-1775

(Former Name or Former Address, if Changed Since Last Report)          Not Applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01             Other Events

On October 3, 2016, Central Valley Community Bancorp (the “Company”) issued a press release to announce the effectiveness of the merger of Sierra Vista Bank (“SVB”) into the Company’s wholly-owned subsidiary, Central Valley Community Bank. The aggregate consideration paid to SVB shareholders in connection with the merger was valued at approximately $26.26 million, paid in a combination of cash and shares of Company common stock that were registered under Registration Statement 333-212063, which was declared effective on August 3, 2016. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release of Central Valley Community Bancorp dated October 3, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Valley Community Bancorp

Date: October 3, 2016	By:	/s/ David A. Kinross
Name: David A. Kinross
Title: Executive Vice President and Chief Financial Officer (principal accounting officer)